Exhibit 99.1

395 de Maisonneuve Blvd. West
Montreal, QC H3A 1L6

News Release

TICKER SYMBOL	MEDIA RELATIONS	INVESTOR RELATIONS
UFS (NYSE, TSX)	Michel Marcouiller Tel.: 514-848-5555 ext: 85515 Email: communications@domtar.com	Pascal Bossé Tel.: 514-848-5938 Email: ir@domtar.com

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2009 FINANCIAL RESULTS

Company generates free cash flow despite costs for downtime and a steep decline in pulp prices

(All financial information is in U.S. dollars, and all earnings (loss) per share results are diluted, unless otherwise noted.)

•	Net loss of $0.09 per share, loss before items[1] of $0.07 per share
•	Cash flow provided from operating activities of $57 million
•	Lack-of-order downtime and machine slowdowns totaling 185 thousand tons of paper and 75 thousand metric tons of pulp

Montreal, May 1, 2009 – Domtar Corporation (NYSE/TSX: UFS) today reported a net loss of $45 million ($0.09 per share) for the first quarter of 2009 compared to a net loss of $676 million ($1.31 per share) for the fourth quarter of 2008 and net earnings of $36 million ($0.07 per share) for the first quarter of 2008. Sales for the first quarter of 2009 amounted to $1.3 billion. Excluding items1 listed below, the Company lost $38 million ($0.07 per share1) for the first quarter of 2009 compared to a loss of $20 million ($0.04 per share1 ) for the fourth quarter of 2008 and earnings of $25 million ($0.05 per share1) for the first quarter of 2008.

First quarter 2009:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $46 million ($28 million after tax);

•	Charge of $35 million ($21 million after tax) related to the write-down of property, plant and equipment at the Plymouth, North Carolina, mill; and

•	Closure and restructuring costs of $24 million ($14 million after tax).

Fourth quarter 2008:

•	Charge of $387 million ($270 million after tax) related to the impairment and write-down of property, plant and equipment and intangible assets;

•	Charge of $321 million ($321 million after tax) related to the impairment of goodwill;

•	Charge of $52 million related to a valuation allowance on Canadian deferred income tax assets;

•	Closure and restructuring costs of $28 million ($18 million after tax);

•	Gain on debt repurchase of $12 million ($8 million after tax); and

•	Costs of $5 million ($3 million after tax) related to synergies and integration.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

First quarter 2008:

•	Reversal of a $23 million provision ($17 million after tax) due to the early termination of an unfavorable contract by the counterparty;

•	Costs of $8 million ($5 million after tax) related to synergies and integration; and

•	Closure and restructuring costs of $1 million ($1 million after tax).

“We continue to face a very hostile environment in pulp with prices reaching cyclical lows. To bring our system back in balance we have announced the indefinite closure of our Woodland pulp mill and idled our Dryden pulp mill for ten weeks,” said John D. Williams, President and Chief Executive Officer. “Our people have responded remarkably well to the mandate of right-sizing the organization, improving its operating performance and reducing procurement costs and discretionary spending. We have generated free cash flow and our paper inventories have been significantly reduced despite a very weak demand environment. This could prove to be a catalyst as demand for fine paper levels off,” added Mr. Williams.

SEGMENT REVIEW

Papers

Operating income before items1 was $5 million in the first quarter of 2009 compared to operating income before items1 of $29 million in the fourth quarter of 2008. Depreciation and amortization totaled $94 million in the first quarter of 2009. When compared to the fourth quarter of 2008, paper shipments decreased 7% while pulp shipments decreased 11%. The shipments-to-production ratio for papers was 105% in the first quarter of 2009, compared to 104% in the fourth quarter of 2008. Paper inventories were 43,000 tons lower at the end of March when compared to year-end levels.

The decrease in operating income before items1 in the first quarter of 2009 was the result of lower average selling prices for pulp and a resulting higher inventory revaluation charge for pulp, lower paper and pulp shipments, higher usage for energy and higher costs for chemicals. These factors were partially offset by lower maintenance costs, lower freight costs, lower depreciation and amortization, lower energy and fiber costs and a favorable exchange rate including hedging.

(In millions of dollars)	1Q 2009	4Q 2008
Sales	$1,106	$1,240
Operating income (loss)	$(6)	$(693)
Operating income before items[1]	$5	$29
Depreciation and amortization	$94	$104

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

Paper Merchants

Operating income was $2 million in the first quarter of 2009 unchanged from the fourth quarter of 2008. Depreciation and amortization was $1 million in the first quarter of 2009. Deliveries decreased 1% when compared to the fourth quarter. Lower selling prices and a decrease in deliveries were offset by lower costs.

(In millions of dollars)	1Q 2009	4Q 2008
Sales	$217	$228
Operating income	$2	$2
Depreciation and amortization	$1	$1

Wood

Operating loss before items1 was $16 million in the first quarter of 2009, compared to operating loss before items1 of $9 million in the fourth quarter of 2008. Depreciation and amortization totaled $4 million in the first quarter of 2009. When compared to the fourth quarter of 2008, lumber shipments decreased 21%.

The increase in operating loss before items1 in the first quarter of 2009 was primarily the result of lower average selling prices, an increase in bad debt expense, and higher energy costs. These were partially offset by a favorable exchange rate including hedging.

(In millions of dollars)	1Q 2009	4Q 2008
Sales	$43	$59
Operating loss	$(18)	$(28)
Operating loss before items[1]	$(16)	$(9)
Depreciation and amortization	$4	$5

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $57 million and free cash flow1 amounted to $33 million in the first quarter of 2009. Domtar’s net debt-to-total capitalization ratio1 stood at 51% at March 31, 2009 compared to 50% at December 31, 2008. Amounts drawn on the receivables securitization program were reduced by $15 million when compared to year-end levels to $95 million.

ALTERNATIVE FUEL CREDITS

The U.S. Internal Revenue Code permits a refundable excise tax credit for the production and use of alternative bio fuel mixtures. Domtar submitted an application with the U.S. Internal Revenue Service to be registered as an alternative fuel mixer and received notification that its registration had been accepted in late March 2009. The Company began producing and consuming alternative fuel mixtures in February 2009 at its eligible mills. In the first quarter of 2009, the Company has recorded $46 million in “Other operating (income) expense” related to claims filed for the period ending March 31, 2009. The claims for the refundable credits are based on the volume of bio fuel mixtures produced and burned during that period. The $46 million credit represents approximately 40% of the estimated future eligible alternative fuel tax credits available to the Company each quarter.

According to the Code, the tax credit expires at the end of 2009. The U.S. Congress is currently reviewing the Alternative Fuel Credit law and may enact legislation to amend the Code. Although this does create some uncertainty related to the future of this credit, the Company believes that amounts reflected in income to date have met the revenue recognition criteria.

OUTLOOK

Market conditions in all Domtar businesses remain challenging, although the rapid decline of paper volumes in recent months has been abating. In pulp, transaction prices have been stabilizing in some overseas markets but inventories are still high. Domtar will continue to manage its working capital requirements through inventory control and the balancing of production to meet customer demand. The indefinite closure of the Woodland pulp mill will help lower inventories and, in combination with the permanent closure of a paper machine at the Plymouth pulp and paper mill, will contribute to reducing fixed costs in the Papers segment starting in the second quarter.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2009 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publication as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 11,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended
	March 31, 2009	March 30, 2008
	(Unaudited)
Selected Segment Information
Sales
Papers	$1,106	$1,429
Paper Merchants	217	262
Wood	43	63

Total for reportable segments	1,366	1,754
Intersegment sales—Papers	(60)	(83)
Intersegment sales—Wood	(4)	(6)

Consolidated sales	1,302	1,665

Depreciation and amortization
Papers	94	110
Paper Merchants	1	—
Wood	4	6

Total for reportable segments	99	116
Write-down of property, plant and equipment - Papers	35	—

Consolidated depreciation and amortization and write-down of property, plant and equipment	134	116

Operating income (loss)
Papers	(6)	114
Paper Merchants	2	3
Wood	(18)	(22)

Total for reportable segments	(22)	95
Corporate	—	(1)

Consolidated operating income (loss)	(22)	94
Interest expense	31	39

Earnings (loss) before income taxes	(53)	55
Income tax (benefit) expense	(8)	19

Net (loss) earnings	(45)	36

Per common share (in dollars)
Net (loss) earnings
Basic	(0.09)	0.07
Diluted	(0.09)	0.07
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.5	515.5
Diluted	515.5	515.9

Cash flows provided from operating activities	57	27
Additions to property, plant and equipment	24	29

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended
	March 31, 2009	March 30, 2008
	(Unaudited)
Sales	$1,302	$1,665
Operating expenses
Cost of sales, excluding depreciation and amortization	1,123	1,342
Depreciation and amortization	99	116
Selling, general and administrative	83	108
Write-down of property, plant and equipment	35	—
Closure and restructuring costs	24	1
Other operating (income) expense	(40)	4

	1,324	1,571

Operating income (loss)	(22)	94
Interest expense	31	39

Earnings (loss) before income taxes	(53)	55
Income tax (benefit) expense	(8)	19

Net (loss) earnings	(45)	36

Per common share (in dollars)
Net (loss) earnings
Basic	(0.09)	0.07
Diluted	(0.09)	0.07
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.5	515.5
Diluted	515.5	515.9

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31, 2009	December 31, 2008
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$145	$16
Receivables, less allowances of $12 and $11	506	477
Inventories	922	963
Prepaid expenses	22	27
Income and other taxes receivable	50	56
Deferred income taxes	115	116

Total current assets	1,760	1,655
Property, plant and equipment, at cost	8,888	8,963
Accumulated depreciation	(4,734)	(4,662)

Net property, plant and equipment	4,154	4,301
Intangible assets, net of amortization	76	81
Other assets	72	67

Total assets	6,062	6,104

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	52	43
Trade and other payables	576	646
Income and other taxes payable	46	36
Long-term debt due within one year	18	18

Total current liabilities	692	743
Long-term debt	2,195	2,110
Deferred income taxes	809	824
Other liabilities and deferred credits	293	284
Shareholders’ equity
Common stock	5	5
Exchangeable shares	134	138
Additional paid-in capital	2,751	2,743
Accumulated deficit	(571)	(526)
Accumulated other comprehensive loss	(246)	(217)

Total shareholders’ equity	2,073	2,143

Total liabilities and shareholders’ equity	6,062	6,104

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Three months ended	Three months ended
	March 31, 2009	March 30, 2008
	(Unaudited)
Operating activities
Net (loss) earnings	$(45)	$36
Adjustments to reconcile net (loss) earnings to cash flows from operating activities
Depreciation and amortization	99	116
Deferred income taxes	(15)	12
Write-down of property, plant and equipment	35	—
Stock-based compensation expense	4	5
Other	3	2
Changes in assets and liabilities
Receivables	(36)	(81)
Inventories	34	(11)
Prepaid expenses	7	(17)
Trade and other payables	(55)	(18)
Income and other taxes	14	12
Difference between employer pension and other post-retirement expense and contribution	13	(5)
Other assets and other liabilities	(1)	(24)

Cash flows provided from operating activities	57	27

Investing activities
Additions to property, plant and equipment	(24)	(29)
Proceeds from disposals of property, plant and equipment	—	21

Cash flows used for investing activities	(24)	(8)

Financing activities
Net change in bank indebtedness	9	23
Change of revolving bank credit facility	90	(50)
Repayment of long-term debt	(3)	(6)

Cash flows provided from (used for) financing activities	96	(33)

Net increase (decrease) in cash and cash equivalents	129	(14)
Cash and cash equivalents at beginning of period	16	71

Cash and cash equivalents at end of period	145	57

Supplemental cash flow information
Net cash payments for:
Interest	24	19
Income taxes	—	7

8/12

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (Loss) Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow,” “Net Debt” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings (Loss) Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not typifying the Net earnings (loss) reported under U.S. GAAP. Management uses these measures, as well as EBITDA and Free Cash Flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) and Cash flow from operating activities are the most directly comparable GAAP measures.

		2009					2008
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings (Loss) Before Items” to Net earnings (loss)
Net earnings (loss)	($)	(45)					36	24	43	(676)	(573)
(-) Alternative fuel tax credits	($)	(28)
(+) Write-down of PP&E/Impairment of PP&E and intangible assets	($)	21								270	270
(+) Closure and restructuring costs	($)	14					1	7	2	18	28
(+) Impairment of goodwill	($)									321	321
(+) Valuation allowance on Canadian deferred income tax assets	($)									52	52
(+) Costs related to synergies, integration and optimization	($)						5	5	6	3	19
(-) Reversal of a provision for unfavorable contract	($)						(17)				(17)
(-) Gain on debt repurchase	($)									(8)	(8)
(-) Gain related to the sale of trademarks	($)							(4)			(4)
(=) Earnings (Loss) Before Items	($)	(38)					25	32	51	(20)	88
(/) Weighted avg. number of common shares outstanding (diluted)	(millions)	515.5					515.9	515.8	515.7	515.5	515.5
(=) Earnings (Loss) Before Items per diluted share	($)	(0.07)					0.05	0.06	0.10	(0.04)	0.17

Reconciliation of “EBITDA” and “EBITDA Before Items” to Net earnings (loss)
Net earnings (loss)	($)	(45)					36	24	43	(676)	(573)
(+) Income tax expense (benefit)	($)	(8)					19	19	30	(65)	3
(+) Interest expense	($)	31					39	37	35	22	133
(=) Operating income (loss)	($)	(22)					94	80	108	(719)	(437)
(+) Depreciation and amortization	($)	99					116	118	119	110	463
(+) Write-down of PP&E/Impairment of goodwill, PP&E and intangible assets	($)	35								708	708
(=) EBITDA	($)	112					210	198	227	99	734
(-) Alternative fuel tax credits	($)	(46)
(+) Closure and restructuring costs	($)	24					1	11	3	28	43
(-) Reversal of a provision for unfavorable contract	($)						(23)				(23)
(+) Costs related to synergies, integration and optimization	($)						8	9	10	5	32
(-) Gain related to the sale of trademarks	($)							(6)			(6)
(=) EBITDA Before Items	($)	90					196	212	240	132	780

Reconciliation of “Free Cash Flow” to Cash flow from operating activities
Cash flow provided from operating activities	($)	57					27	113	131	(74)	197
(-) Additions to property, plant and equipment	($)	(24)					(29)	(36)	(49)	(49)	(163)
(=) Free Cash Flow	($)	33					(2)	77	82	(123)	34

“Net Debt-to-Total Capitalization” Computation
Bank indebtedness	($)	52					86	38	36	43
(+) Current portion of long-term debt	($)	18					17	19	19	38
(+) Long-term debt	($)	2,195					2,155	2,122	2,118	2,090
(-) Cash and cash equivalents	($)	(145)					(57)	(61)	(127)	(16)
(=) Net Debt	($)	2,120					2,201	2,118	2,046	2,155
(+) Shareholders’ equity	($)	2,073					3,172	3,217	3,194	2,143
(=) Total capitalization	($)	4,193					5,373	5,335	5,240	4,298
Net debt	($)	2,120					2,201	2,118	2,046	2,155
(/) Total capitalization	($)	4,193					5,373	5,335	5,240	4,298
(=) Net Debt-to-Total Capitalization	(%)	51%					41%	40%	39%	50%

“Earnings (Loss) Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2009

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD
Reconciliation of Operating income to “Operating Income Before Items”
Operating income (loss)	($	)	(6)					2					(18)
(-) Alternative fuel tax credits	($	)	(46)
(+) Write-down of property, plant and equipment	($	)	35
(+) Closure and restructuring costs	($	)	22										2
(=) Operating Income Before Items	($	)	5					2					(16)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	5					2					(16)
(+) Depreciation and amortization	($	)	94					1					4
(=) EBITDA Before Items	($	)	99					3					(12)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2008

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD
Reconciliation of Operating income to “Operating Income Before Items”
Operating income (loss)	($	)	114	92	118	(693)	(369)	3	2	1	2	8	(22)	(12)	(11)	(28)	(73)	(1)	(2)			(3)
(+) Impairment and write-down of goodwill, PP&E and intangible assets	($	)				694	694									14	14
(+) Closure and restructuring costs	($	)	1	11	3	23	38									5	5
(+) Costs related to synergies, integration and optimization	($	)	8	9	10	5	32
(-) Reversal of a provision for unfavorable contract	($	)	(23)				(23)
(-) Gain related to the sale of trademarks	($	)		(6)			(6)
(=) Operating Income Before Items	($	)	100	106	131	29	366	3	2	1	2	8	(22)	(12)	(11)	(9)	(54)	(1)	(2)			(3)

Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	100	106	131	29	366	3	2	1	2	8	(22)	(12)	(11)	(9)	(54)	(1)	(2)			(3)
(+) Depreciation and amortization	($	)	110	110	111	104	435		1	1	1	3	6	7	7	5	25
(=) EBITDA Before Items	($	)	210	216	242	133	801	3	3	2	3	11	(16)	(5)	(4)	(4)	(29)	(1)	(2)			(3)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

11/12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2009					2008
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,106					1,429	1,407	1,364	1,240	5,440
Intersegment sales – Papers	($)	(60)					(83)	(73)	(64)	(56)	(276)
Operating income (loss)	($)	(6)					114	92	118	(693)	(369)
Depreciation & amortization	($)	94					110	110	111	104	435
Impairment and write-down of goodwill and PP&E	($)	35								694	694
Papers
Papers Production	(’000 ST)	869					1,173	1,146	1,115	951	4,385
Papers Shipments	(’000 ST)	913					1,205	1,137	1,079	985	4,406
Uncoated freesheet	(’000 ST)	887					1,149	1,096	1,044	952	4,241
Coated groundwood	(’000 ST)	26					56	41	35	33	165
Pulp
Pulp Shipments(a)	(’000 ADMT)	314					347	347	325	353	1,372
Hardwood Kraft Pulp	(%)	33%					44%	43%	41%	37%	41%
Softwood Kraft Pulp	(%)	54%					47%	46%	47%	50%	48%
Fluff Pulp	(%)	13%					9%	11%	12%	13%	11%
Paper Merchants Segment
Sales	($)	217					262	243	257	228	990
Intersegment sales – Paper Merchants	($)
Operating income	($)	2					3	2	1	2	8
Depreciation & amortization	($)	1						1	1	1	3
Wood Segment
Sales	($)	43					63	70	76	59	268
Intersegment sales – Wood	($)	(4)					(6)	(8)	(8)	(6)	(28)
Operating loss	($)	(18)					(22)	(12)	(11)	(28)	(73)
Depreciation & amortization	($)	4					6	7	7	5	25
Impairment of goodwill, PP&E and intangible assets	($)									14	14
Lumber Production	(Millions FBM)	121					168	155	163	181	667
Lumber Shipments	(Millions FBM)	125					160	181	178	158	677
Average Exchange Rates	CAN	1.245					1.004	1.010	1.042	1.212	1.067
	US	0.803					0.996	0.990	0.960	0.825	0.937

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

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